Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the following Registration Statements of National Oilwell Varco, Inc. and each related Prospectus and to the incorporation by reference in the Form 8-K of National Oilwell Varco, Inc. dated March 16, 2005 of our reports dated February 14, 2005, with respect to the consolidated financial statements and schedules of Varco International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and Varco International, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Varco International, Inc. included therein, filed with the Securities and Exchange Commission.

Form	Description
S-8	Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and Value Appreciation and Incentive Plan B (No. 333-15859)

S-8	National-Oilwell Retirement and Thrift Plan (No. 333-36359)

S-8	Post Effective Amendment No. 3 to the Registration Statement on Form S-4 filed on Form S-8 pertaining to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements (No. 333-21191)

S-1	Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 pertaining to the IRI International Corporation Equity Incentive Plan (No. 333-36644)

S-8	Varco International, Inc. Deferred Compensation Plan (No. 333-123286)

S-8	Varco International, Inc. 2003 Equity Participation Plan; Stock Option Plan For Non-Employee Directors, As Amended; Varco International, Inc. 1990 Stock Option Plan; 1994 Directors’ Stock Option Plan; and Varco International, Inc. 401(K)/Profit Sharing Plan (No. 333-123287)

S-8	National Oilwell Varco, Inc. Employee Stock Purchase Plan (No. 333-123301)

S-8	National Oilwell Varco Long-Term Incentive Plan (No. 333-123310)

S-4	Registration Statement on Form S-4 for the registration of shares of common stock in conjunction with the merger with Varco International, Inc. (No. 333-119071)

/s/ERNST & YOUNG LLP

Houston, Texas
March 16, 2005